UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 14, 2007

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Form 8-K/A is to amend the Current Report filed by Integrated Electrical Services, Inc. (the “company”) on May 14, 2007 (with the Date of Report incorrectly shown as May 1, 2007) (the “Original 8-K”) to correct the Date of Report to read May 7, 2007, the fact that the Employment Agreement discussed therein was executed on May 7, 2007 with an effective date as of May 1, 2007, to reflect the fact that the Report was in fact executed by Curt L. Warnock and the date below Mr. Warnock’s signature is May 15, 2007. The information in this Form 8-K/A is intended to replace in its entirety the Original 8-K)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On May 7, 2007, Pollock Summit Electric Division of IES Houston Resources, Inc. (“IHR”), a wholly-owned subsidiary of Integrated Electrical Services, Inc. (the “Company”), the Company and Richard C. Humphrey entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) effective as of May 1, 2007. The Employment Agreement has no definitive employment term and may be terminated by IHR without cause and payment within 30 days of 12 months of Mr. Humphrey’s then current salary, or within 10 days if Mr. Humphrey resigned for Good Reason. If Mr. Humphrey is terminated for defined cause or voluntarily resigns without Good Reason then no payment is due. Pursuant to the Employment Agreement, Mr. Humphrey will serve as the President of Pollock Summit Electric , a division of IHR or in such other position as may be mutually determined from time-to-time by IHR, Company and Mr. Humphrey.

The Employment Agreement provides for (i) a base salary of $240,000 per year (which may be increased in the sole discretion of the Company) and (ii) an annual bonus (the “Annual Bonus”), with a minimum Annual Bonus of $120,000 for fiscal year 2007.

Mr. Humphrey is subject to non-compete and non-solicit restrictive covenants during the employment term and for a period of one year following the termination of his employment under certain circumstances as described below. Mr. Humphrey is also subject to restrictive covenants prohibiting disclosure of confidential information and intellectual property of the Company and its subsidiaries.

If Mr. Humphrey’s employment is terminated without cause, the Company will pay to Mr. Humphrey his severance and Mr. Humphrey’s restrictions against competition will extend 12 months. If Mr. Humphrey is terminated for cause or he resigns, he will be bound by the non-compete provision in the Employment Agreement for twelve months following the date of his termination and the Company shall not be required to pay Mr. Humphrey the Severance Payment.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements And Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between the Company, Pollock Summit Electric Division of IES Houston Resources, Inc., and Richard C. Humphrey dated effective as of May 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By:     /s/ Curt L. Warnock

Curt L. Warnock

Senior Vice President and General Counsel

Date: May 15, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between the Company, Pollock Summit Electric division of IES Houston Resources, Inc. and Richard C. Humphrey dated effective as of May 1, 2007